EXHIBIT 23

                             AUDITOR'S CONSENT



We have issued our report dated July 21, 1997, accompanying the consolidated financial statements and schedules included in the Annual Report of International Airline Support Group, Inc. and Subsidiaries on Form 10-K for the year ended May 31, 1997. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of International Airline Support Group, Inc. on Form S-8 (File No. 333-13979, effective October 12, 1996).




Fort Lauderdale, Florida
August 12, 1997